SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2008

FUEGO ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52054	20-2078925
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8010 NW 156 Terrace, Miami, Florida	33018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 823-9999

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – Other Events

Item 8.01 Other Events

Fuego Entertainment and Apple Corps Limited and Apple Records, Inc. (The Beatles) Settles Fifteen Million Dollar Law Suit.

On January 10, 2008 Fuego Entertainment announced it had acquired 15 "Lost", never before released, recordings by The Beatles.

On February 21, 2008 Fuego Entertainment announced it was commencing digital re-mastering of the historic lost Beatles tapes, "Jamming with Beatles and Friends, Star Club, Hamburg, 1962".

On March 21, 2008 Apple Corps Limited and Apple Records, Inc filed a fifteen million dollar law suit against Fuego Entertainment, Inc. to stop Fuego Entertainment, Inc. from releasing the Beatles tapes.

Today "Fuego Entertainment has entered into a private settlement agreement with Apple Corps Limited and Apple Records, Inc. (representing The Beatles) which resolves the lawsuit against Fuego Entertainment and others to the parties' mutual satisfaction.  Fuego has agreed not to release, distribute, sell or otherwise exploit any recordings containing The Beatles performances from the Star Club in Hamburg, Germany in 1962."

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

a)	Financial Statements None

b)	Exhibits

Exhibit No. Description
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuego Entertainment, Inc.

Date: October 16, 2008	By:	/s/ Hugo Cancio
Name: Hugo Cancio
Title: Chief Executive Officer